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                                                                    Exhibit 23.3


INDEPENDENT
MINING CONSULTANTS, INC.


                                                    March 8, 2002



Pat Prejean
Manager of Financial Reporting
Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA  70112


Dear Mr. Prejean,

We consent to the use in this registration Statement on Form S-3 of Freeport-McMoRan Copper & Gold Inc. of our reports incorporated by reference therein and to all references to our firm in the Registration Statement, including the reference to us under the heading "Experts" in the Prospectus comprising a part of the Registration Statement as being experts in mining, geology and reserve determination.


                                        INDEPENDENT MINING CONSULTANTS, INC.



Date: March 8, 2002                           By:  /s/John M. Marek

                                               Name:  John M. Marek
                                               Title: President